UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 27, 2011
FIRST NATIONAL MASTER NOTE TRUST
FIRST NATIONAL FUNDING LLC
FIRST NATIONAL BANK OF OMAHA

(Exact name of Issuing Entity, Depositor/Registrant and Sponsor, as specified in their respective charters)

Nebraska	000-50139	02-0598125 (First National Funding LLC)

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1620 Dodge Street Stop Code 3395, Omaha, Nebraska	68197

(Address of principal executive offices)	(Zip Code)
(402) 341-0500

(Registrant’s telephone number, including area code)
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     Reference is made to the Trust Agreement of First National Master Note Trust, a Delaware statutory business trust, dated as of October 16, 2002 between First National Funding, LLC, a Nebraska limited liability company, as Transferor (the “Transferor”) and Wilmington Trust Company, a Delaware banking corporation, as Owner Trustee (the “Trust Agreement”).
     Until recently, Wilmington Trust Company satisfied the minimum ratings required to be eligible to act as owner trustee under the Trust Agreement, including the requirement to have a rating of at least “BBB-” by Standard & Poor’s Ratings Services (“Standard & Poor’s”). On February 16, 2011, Standard & Poor’s lowered its long-term credit rating on Wilmington Trust Company to “B” from “BBB-” and its long-term credit rating on Wilmington Trust Corporation (Wilmington Trust Company’s parent corporation) to “CCC+” from “BB+.” In each case, the ratings remain on CreditWatch with positive implications because of Wilmington Trust Corporation’s definitive agreement to be acquired by higher-rated M&T Bank Corporation, which currently carries a long-term credit rating of “A-” from Standard and Poor’s on CreditWatch with negative implications. Pursuant to the Trust Agreement, Wilmington Trust Company delivered a notice of resignation as owner trustee to the Transferor on April 27, 2011. Such resignation will not become effective until the appointment of a successor owner trustee as provided in the Trust Agreement. The Transferor has begun the process of identifying a suitable successor owner trustee. To the extent that Wilmington Trust Company is able to satisfy the ratings requirement to serve as owner trustee in the future, the Transferor may reappoint Wilmington Trust Company, or a successor entity, as owner trustee.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Not applicable.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2011	FIRST NATIONAL FUNDING LLC, as Depositor
	By:	First National Funding Corporation,
Managing Member

	By	/s/ Karlyn M. Knieriem
Karlyn M. Knieriem, Senior Vice President